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                                   EXHIBIT 21

                                  SUBSIDIARIES

                                                          State or Other
                                                          Jurisdiction of
                                                         Incorporation or
Subsidiary                                                 Organization
----------                                               ----------------

Dobson Operating Company                                     Oklahoma

Dobson Wireless, Inc.                                        Oklahoma

DCC PCS, Inc.                                                Oklahoma

Dobson Fiber Forte of Colorado, Inc.                         Oklahoma

Dobson Telephone Company, Inc.                               Oklahoma

Dobson Fiber Company, Inc.                                   Oklahoma

Dobson Cellular of Arizona, Inc.                             Oklahoma

Dobson Cellular Systems, Inc.                                Oklahoma

Dobson Cellular of Woodward, Inc.                            Oklahoma

Dobson Cellular of Enid, Inc.                                Oklahoma

Dobson Cellular of Kansas/Missouri, Inc.                     Oklahoma

Dobson Cellular of Maryland, Inc.                            Oklahoma

Independent RSA 5 Partnership                                Oklahoma

Oklahoma Independent RSA 7 Partnership                       Oklahoma

Western Financial Services, Inc.                             Oklahoma

Dobson Network Management, Inc.                              Oklahoma

Forte of Colorado                                            Colorado

Texas RSA #2 Limited Partnership                             Texas